EXHIBIT 99.1

Release    News Release    News Release    News Release    News Release    News

[LOGO OF AMERICAN EXPRESS COMPANY]                American Express Company
                                                  American Express Tower
                                                  World Financial Center
                                                  New York, N.Y. 10285-4805


Contact:
Mike O'Neill               Susan Atran               Robert Glick (London)
American Express Company   American Express Bank     American Express Company
+ 1 212 640 5951           + 1 212 640 2639          +44 207 931 5894
mike.o'neill@aexp.com      susan.j.atran@aexp.com    robert.a.glick@aexp.com
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FOR IMMEDIATE RELEASE

                    AMERICAN EXPRESS COMPANY AGREES TO SELL
            AMERICAN EXPRESS BANK LTD. TO STANDARD CHARTERED PLC.

              Sale Reflects American Express' Continued Focus on
                 High-Growth, High-Return Payments Businesses

         NEW YORK, September 18, 2007 - American Express Company today announced that it has entered into an agreement to sell its international banking subsidiary, American Express Bank Ltd. (AEB) to Standard Chartered PLC. The approximate value of the transaction is $1.1 billion. The sale is subject to certain regulatory approvals and is expected to be completed in the first quarter of 2008.

         "Today's agreement reflects our strategic focus on the high-growth, high-return payments businesses that have been driving our performance in recent years," said Kenneth I. Chenault, Chairman and Chief Executive Officer, American Express Company. "It will also allow AEB to become part of an outstanding financial institution with similar core businesses and strategies."

         Standard Chartered will pay American Express an amount equal to the net asset value of the AEB businesses that are being sold at the closing date plus $300 million. At June 30, 2007, this would have amounted to approximately $860 million. American Express also expects to realize an additional amount representing the net asset value of American Express International Deposit Company (AEIDC), a subsidiary which issues investment certificates to AEB's customers. As of June 30, 2007, the net asset value of that business was $212 million. This value is expected to be realized through dividends from the subsidiary to American Express and by a subsequent payment from Standard Chartered when the business is transferred to them 18 months after the completion of the sale of AEB.

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         American Express Bank Ltd. serves financial institutions and high-net-worth customers through its global correspondent banking and full-service private banking businesses operating in 47 countries. The sale will not include any of the Company's card or travel businesses, nor its international financial services businesses that operate separately from AEB.

         In the aggregate, the transaction is expected to have an approximate break-even impact on the earnings of American Express, although separate components will be recognized in different periods.

         The first component is an after-tax charge of approximately $50 million in the current quarter related to the agreement and its impact on the Company's strategy with respect to the holding period for certain investments supporting AEIDC. The Company expects to report a net gain in subsequent quarters from the disposition of AEB and other related activities.

         W. Richard Holmes, Chairman and Chief Executive Officer, American Express Bank, added, "Once the deal closes, AEB's loyal customer base will gain access to an even broader array of product offerings and our employees will benefit from being part of an organization committed to growing its correspondent and private banking services."

         American Express Company (www.americanexpress.com) is a leading global payments, network and travel company founded in 1850.

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. AMERICAN EXPRESS UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO: (I) THE UNDERLYING ASSUMPTIONS AND EXPECTATIONS RELATED TO THE TRANSACTION PROVING TO BE INACCURATE OR UNREALIZED, INCLUDING, AMONG OTHER THINGS, THE LIKELIHOOD OF AND EXPECTED TIMING FOR COMPLETION OF THE TRANSACTION, THE PROCEEDS TO BE RECEIVED BY AMERICAN EXPRESS IN THE TRANSACTION AND THE TRANSACTION'S IMPACT ON THE EARNINGS OF AMERICAN EXPRESS; (II) FLUCTUATIONS IN INTEREST RATES, WHICH CAN IMPACT THE VALUE OF THE INVESTMENTS OF AMERICAN EXPRESS; (III) THE ACCURACY OF ESTIMATES MADE BY MANAGEMENT IN CONNECTION WITH THE TRANSACTION AND (IV) ACCOUNTING CHANGES.



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